UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2005

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 447-3870

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On December 9, 2005, the Board of Directors approved and adopted the Third Amended and Restated Bylaws of the Company. The purpose of the amendments and restatement of the Bylaws was to accomplish, among other things, the following:

•	change the address of the Company’s registered office in Delaware;

•	update the Company’s Bylaws to conform to recent changes in the Delaware General Corporation Law, including the giving of notice by means of electronic transmission and the holding of meetings by means of remote communication;

•	update the Company’s Bylaws to remove references to classes of securities of the Company that have been retired and are no longer outstanding, including with respect to the election of directors, the composition of committees and amendments to the Bylaws;

•	clarify that fees paid to independent directors may be paid in the form of cash and/or equity;

•	clarify the duties and responsibilities of the officers of the Company;

•	remove provisions regarding the Company’s authority to make loans to officers and other employees of the Company; and

•	make other technical and conforming changes to the Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: December 14, 2005	By:	/s/ Walter F. Ulloa
Walter F. Ulloa Chairman and Chief Executive Officer